UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2022

INNOVATION1 BIOTECH INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55852	82-2275255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wall Street, Suite 2701

New York, New York 10005

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (646) 380-1923

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	not applicable	not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On April 18, 2022, Innovation1 Biotech Inc. (the “Company”) posted a presentation (the “Presentation”) to its website and it is available in the Presentations section of the Company’s website at https://www.innovation1bio.com/company-information/presentations. A copy of the Presentation is included as Exhibit 99.1 to this Current Report.

The Company intends to use the Presentation in presentations to investors and analysts from time to time in the future. The furnishing of the information in this Current Report is not intended to, and does not, constitute a determination by the Company that the information in this Current Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company. The information in the materials is presented as of April 14, 2022, and the Company does not assume any obligation to update such information in the future.

The information in Item 7.01 of this Current Report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

99.1	Innovation1 Biotech Inc. Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovation1 Biotech Inc.

Date: April 18, 2022	By:	/s/ Jeffrey J. Kraws
Jeffrey J. Kraws Chief Executive Officer

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